Exhibit 32.1

Certification of Chief Executive Officer, Chief Operating Officer and Chief Financial Officer

under Section 906 of the Sarbanes-Oxley Act of 2002

(18 U.S.C. § 1350)

We, Paul H. Stebbins, the Chairman and Chief Executive Officer of World Fuel Services Corporation (the “Company”), Michael J. Kasbar, the President and Chief Operating Officer of the Company, and Ira M. Birns, the Executive Vice-President and Chief Financial Officer of the Company, certify for the purposes of Section 1350 of Chapter 63 of Title 18 of the United States Code that, to the best of our knowledge,

(i)	the Quarterly Report on Form 10-Q of the Company for the quarterly period ended June 30, 2009 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 6, 2009

/s/ Paul H. Stebbins
Paul H. Stebbins Chairman and Chief Executive Officer

/s/ Michael J. Kasbar
Michael J. Kasbar President and Chief Operating Officer

/s/ Ira M. Birns
Ira M. Birns Executive Vice-President and Chief Financial Officer

The foregoing certification is being furnished as an exhibit to the Report pursuant to Item 601(b)(32) of Regulation S-K and Section 906 of the Sarbanes-Oxley Act of 2002 and, accordingly, is not being filed with the Securities and Exchange Commission as part of the Report and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934 (whether made before or after the date of the Report, irrespective of any general incorporation language contained in such filing).